EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of August, 2021.

SIS Holdings LP

By: SIS Holdings GP, LLC, its General Partner

By:	/s/ Manuel D. Medina

Name:	Manuel D. Medina
Title:	Chief Executive Officer

SIS Holdings GP LLC

By:	/s/ Manuel D. Medina

Name:	Manuel D. Medina
Title:	Chief Executive Officer

BCEC-Cyxtera Technologies Holdings (Guernsey) L.P.

By:	/s/ Lee Clark

Name:	Lee Clark
Title:	Director of the General Partners

BCEC Management X Limited

By:	/s/ Lee Clark

Name:	Lee Clark
Title:	Director

BC Partners Group Holdings Limited

By:	/s/ Lee Clark

Name:	Lee Clark
Title:	Director

CIE Management IX Limited

By:	/s/ Lee Clark

Name:	Lee Clark
Title:	Director

BC Partners Holdings Limited

By:	/s/ Lee Clark

Name:	Lee Clark
Title:	Director

Medina Capital Fund II—SIS Holdco, L.P.

By:	/s/ Manuel D. Medina

Name:	Manuel D. Medina
Title:	Authorized Signatory

Medina Capital Fund II—SIS Holdco GP, LLC

By:	/s/ Manuel D. Medina

Name:	Manuel D. Medina
Title:	Authorized Signatory

/s/ Manuel D. Medina
Name: Manuel D. Medina